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                                                                     EXHIBIT 5.1

                        [DORSEY & WHITNEY LLP LETTERHEAD]




Stockpoint, Inc.
2600 Crosspark Road
Coralville, IA 52241

         Re:      Registration Statement on Form S-1
                  SEC File No.  333-33784

Ladies and Gentlemen:

         We have acted as counsel to Stockpoint, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") relating to the sale by the Company of up to 5,750,000 shares of the Company's common stock, par value $.01 per share (including 750,000 shares to be subject to the underwriters' overallotment option) (the "Common Stock").

         We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Common Stock will be issued and sold as described in the Registration Statement.

         Based on the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Company pursuant to the Registration Statement have been duly authorized and, upon issuance, delivery and payment therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

         Our opinions expressed above are limited to the Delaware General Corporation Law.

         We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the prospectus constituting part of the Registration Statement.


Dated: August 31, 2000

                                            Very truly yours,

                                            /s/ Dorsey & Whitney LLP



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